EXHIBIT 99.1
                                                                    ------------



[GRAPHIC OMITTED]
[LOGO - MOVADO GROUP, INC.]                                               MOVADO

                                                                         CONCORD

                                                                             ESQ

                                                                     COACH WATCH

                                                         TOMMY HILFILGER WATCHES


APPROVED BY:      Rick Cote
                  Executive Vice President and
                  Chief Operating Officer
                  201-267-8000

    CONTACT:      Investor Relations:
                  Suzanne Michalek
                  Director of Corporate Communications
                  201-267-8000

                  Financial Dynamics
                  Investor Relations: Melissa Myron
                  Press: Stephanie Sampiere
                  212-850-5600

FOR IMMEDIATE RELEASE
================================================================================

                      MOVADO GROUP, INC. POSTS 14% INCREASE
                           IN THIRD QUARTER NET INCOME

                   ~ THIRD QUARTER EPS INCREASES 10% OVER LY ~

       ~ COMPANY GENERATES RECORD NINE MONTHS CASH FLOW FROM OPERATIONS ~

         PARAMUS, NJ - DECEMBER 2, 2003 -- MOVADO GROUP, INC. (NYSE: MOV), today announced third quarter fiscal 2004 results for the period ended October 31, 2003.

THIRD QUARTER FISCAL 2004
-------------------------

     o Net sales increased 10.7% to $100.8 million compared to net sales of $91.0 million last year. On a constant dollar basis, sales increased 9.1%.

     o Comparable store sales increased 19.2% at the Company's Movado boutiques.

     o   Gross margin remained strong at 60.9%.

     o Operating profit increased 11.2% to $14.8 million versus $13.3 million last year.

     o Net income increased 14.4% to $10.1 million compared to $8.8 million last year.

     o Earnings per diluted share increased 9.6% to $0.80 from $0.73 last year, with a 4.1% increase in diluted shares outstanding.

NINE-MONTH RESULTS
------------------

     o Net sales increased 7.7% to $237.5 million versus $220.5 million last year. On a constant dollar basis, sales increased 5.9%.

     o Comparable store sales increased 23.6% at the Company's Movado boutiques.

     o   Gross margin remained strong at 61.1%.

                                    - more -

     o Operating profit increased 10.1% to $25.5 million compared to $23.2 million.

     o Net income increased 14.9% to $16.7 million, or $1.33 per fully diluted share, compared to net income of $14.5 million, or $1.19 per fully diluted share, in the comparable period last year.

         Efraim Grinberg, President and Chief Executive Officer, stated, "We are very pleased that during our seasonally strongest third quarter, we successfully executed our operating strategies resulting in solid increases in sales, profits and cash flow. Year-over-year sales increases were also posted in each of our brands - Concord, Movado, ESQ, Coach and Tommy Hilfiger. This excellent performance was driven by the strength of our brands and our commitment to consistently bring newness to the marketplace via new product introductions that are supported by compelling advertising campaigns.

         "In addition, our Movado boutiques recorded significant year-over-year sales increases in the third quarter, with boutique comparable store sales rising 19%. This strong performance resulted from the introduction of new products and an improved product assortment in our boutiques, which served to generate interest and drive merchandise sell through. We are particularly pleased with the introduction of our proprietary 114 faceted Movado diamond."

         Rick Cote, Executive Vice President and Chief Operating Officer, commented, "Our ability to deliver a 14% increase in net income even as we appropriately invested in our brands, infrastructure, and inventory, demonstrates our efficient operating structure and strong balance sheet. We continue to be disciplined in our strategies and remain focused on working capital management as demonstrated by record cash flow from operations of $8.1 million generated in the year-to-date period."

         Mr. Grinberg concluded, "Looking ahead, we are well-positioned for the holiday season. We look forward to our advertising campaigns, including our national television spots featuring our new museum automatic, successfully highlighting the excitement we have brought to the marketplace and driving consumer purchases during the important gift-giving season."

         Based on the third quarter results, management has increased its financial projections and now expects full year earnings per share to range between $1.78 to $1.81.

         The Company's management will host a conference call today, December 2, 2003 at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website: www.movadogroupinc.com. This call will be archived online within one hour of the completion of the conference call.

Movado Group, Inc. designs, manufactures, and distributes Movado, Concord, ESQ, Coach and Tommy Hilfiger watches worldwide, and operates Movado boutiques and Company stores in the United States.


THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FUTURE PERFORMANCE OF MOVADO GROUP THAT INVOLVE RISKS AND UNCERTAINTIES. MOVADO'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR INDICATED BY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND OTHER FACTORS DISCUSSED IN MOVADO'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               (Tables to Follow)

                               MOVADO GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                              THREE MONTHS ENDED     NINE MONTHS ENDED
                                                   OCTOBER 31,           OCTOBER 31,
                                              ------------------     -----------------
                                                2003        2002      2003       2002
                                                ----        ----      ----       ----
Net sales                                      $100,767   $ 91,023   $237,482   $220,538

Cost of sales                                    39,428     35,248     92,464     85,211
                                               --------   --------   --------   --------

Gross profit                                     61,339     55,775    145,018    135,327


Selling, general and administrative expenses     46,584     42,510    119,478    112,126
                                               --------   --------   --------   --------

Operating profit                                 14,755     13,265     25,540     23,201

Interest expense                                    764      1,031      2,372      3,045
                                               --------   --------   --------   --------

Income before taxes                              13,991     12,234     23,168     20,156

Income tax                                        3,917      3,426      6,487      5,644
                                               --------   --------   --------   --------

Net income                                     $ 10,074      8,808   $ 16,681     14,512
                                               ========   ========   ========   ========

Net income per share                           $   0.80   $   0.73   $   1.33   $   1.19
Shares used in per share computation             12,629     12,127     12,504     12,167

                               MOVADO GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)
                                   (unaudited)

                                             OCTOBER 31, JANUARY 31, OCTOBER 31,
                                                 2003       2003       2002
                                                 ----       ----       ----

ASSETS
------


      Cash and cash equivalents                $ 60,957   $ 38,365   $ 36,930
      Trade receivables, net                    120,706     94,438    124,295
      Inventories                               123,074    111,736    113,215
      Other                                      21,957     36,646     24,477
                                               --------   --------   --------
          Total current assets                  326,694    281,185    298,917
                                               --------   --------   --------

      Property, plant and equipment, net         40,744     39,939     39,749
      Other assets                               27,436     24,030     24,011
                                               --------   --------   --------
                                               $394,874   $345,154   $362,677
                                               ========   ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------


      Loans payable to banks                   $ 22,000   $      0   $ 31,000
      Current portion of long-term debt           5,000          0      5,000
      Accounts payable                           22,115     22,712     25,953
      Accrued liabilities                        31,084     22,735     25,473
      Deferred and current taxes payable         17,868     16,318     15,384
                                               --------   --------   --------
          Total current liabilities              98,067     61,765    102,810
                                               --------   --------   --------

       Long-term debt                            30,000     35,000     35,000
       Deferred and non-current income taxes      2,406      4,229      2,890
       Other liabilities                         10,523      7,948      7,598
       Shareholders' equity                     253,878    236,212    214,379
                                               --------   --------   --------
                                               $394,874   $345,154   $362,677
                                               ========   ========   ========